NORTHERN FUNDS

                                   FORM N-SAR

                                File No. 811-8236

                    Six-Month Period Ended September 30, 2003


EX-99.77Q1(g):  Copies of any merger or consolidation agreement

                             PLAN OF REORGANIZATION

     THIS PLAN OF REORGANIZATION is made as of the 14th day of February, 2003, by Northern Funds, a Delaware statutory trust (the "Trust"), on behalf of its International Select Equity Fund, International Growth Equity Fund, Global Communications Fund and Technology Fund (each a "Fund" and collectively the "Funds").

                                  A. BACKGROUND

     The Funds are separate investment portfolios of the Trust. The Trust is an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act").

     This Plan is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a)(1)(C) or Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and is intended to effect the reorganizations (the "Reorganizations") of: (1) the International Select Equity Fund with and into the International Growth Equity Fund; and (2) the Global Communications Fund with and into the Technology Fund. The International Select Equity Fund and the Global Communications Fund are each called a "Transferor Fund" and the International Growth Equity Fund and Technology Fund are each called a "Surviving Fund."

     Each Reorganization will be effected by the transfer of all of the assets of a Transferor Fund to the corresponding Surviving Fund solely in exchange for
(1) the assumption by such Surviving Fund of all liabilities of the Transferor Fund and (2) the issuance by the Trust to the Transferor Fund of shares of beneficial interest of the Surviving Fund (the "Surviving Fund Shares"). These transactions will be promptly followed by a pro rata distribution by each Transferor Fund of the Surviving Fund Shares it receives to its shareholders in exchange for the shares of beneficial interest of the Transferor Fund (the "Transferor Fund Shares") that are then outstanding, in liquidation of each Transferor Fund, all upon the terms and conditions hereinafter set forth in this Plan.

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     This Plan has been approved by the Board of Trustees of the Trust based on its determination that participation in the Reorganizations is in the best interests of the Funds and that the interests of Funds' existing shareholders will not be diluted as a result of the Reorganizations.

                             B. THE REORGANIZATIONS

1. Transfer of Assets of the Transferor Funds in Exchange for Assumption of Liabilities and Issuance of Surviving Fund Shares

     1.1 Subject to the terms and conditions set forth herein, as of the Closing Time provided for in paragraph 3.1, each Transferor Fund will transfer all of its assets (as described in paragraph 1.2) and assign and transfer all of its debts, obligations, duties and other liabilities to the corresponding Surviving Fund. In exchange for all of the assets of the corresponding Transferor Fund, as of the Closing
          Time: (A) each Surviving Fund will assume all of the debts, obligations, duties and other liabilities of such Transferor Fund, whether accrued, absolute, contingent or otherwise, then existing, such that after the Closing Time the same may be enforced against the Surviving Fund to the same extent as if they had been incurred by the Surviving Fund; and (B) the Trust, on behalf of each Surviving Fund, will issue shares of the Surviving Fund that have an aggregate net asset value equal to the aggregate net value of the assets transferred by the Transferor Fund to the Surviving Fund, less the liabilities assumed by the Surviving Fund. The transactions described in this paragraph 1.1 will take place at the Closing provided for in paragraph 3.1.

     1.2 The assets of each Transferor Fund to be acquired by the corresponding Surviving Fund will include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), tax operating losses, claims or rights of action, rights to register shares of beneficial interest under applicable securities laws, books and records, deferred or prepaid expenses and all other tangible and intangible property owned by the Transferor Fund at the Closing Time provided for in paragraph 3.1.

     1.3 At, or as soon as possible after, the Closing Time each Transferor Fund will distribute in liquidation the Surviving Fund Shares it receives to the shareholders of record of such Transferor Fund, determined as of the close of business on the day of the Closing, pro rata in proportion to each shareholder's beneficial interest in the Transferor Fund. Such distribution will be in exchange for each shareholder's Transferor Fund Shares. Such distribution will be accomplished by the transfer of the Surviving Fund Shares then

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          credited to the account of each Transferor Fund on the share records of the Trust to open accounts on those records in the names of such Transferor Fund shareholders and representing the respective pro rata number of the Surviving Fund Shares received from the Surviving Fund that is due to each Transferor Fund shareholder. Fractional Surviving Fund Shares will be rounded to the third place after the decimal point.

     1.4 The stock transfer books of the Trust with respect to the Transferor Funds will be permanently closed as of the close of business on the day immediately preceding the Closing. Share redemption requests received thereafter by the Trust with respect to a Transferor Fund will be deemed to be redemption requests for shares of the corresponding Surviving Fund issued pursuant to this Plan. As of the Closing Time, all issued and outstanding shares of the Transferor Fund will be canceled on the books of the Trust. Each Transferor Fund shareholder will have the right to receive any unpaid dividends or other distributions that were declared as of or prior to the Closing Time with respect to the Transferor Fund Shares that are held by such Transferor Fund shareholder at the Closing Time.

     1.5 Any transfer taxes payable upon the issuance of Surviving Fund Shares in a name other than the registered holder of the Transferor Fund Shares on the books of any Fund will be paid by the person to whom such Surviving Fund Shares are to be distributed as a condition of such transfer.

     1.6 The legal existence of each Transferor Fund will be terminated as promptly as reasonably practicable after the Closing Time. After the Closing Time, each Transferor Fund shall not conduct any business except in connection with its liquidation and termination.


2.   Valuation

     2.1 The value of each Transferor Fund's assets to be acquired by the corresponding Surviving Fund hereunder, and the value of the full and fractional Surviving Fund Shares to be issued in exchange for each Transferor Fund's assets, will be computed as of the valuation time provided in the Funds' prospectus(es) on the date of the Closing using the valuation procedures set forth in the Funds' current prospectus(es) and statement of additional information.

     2.2  All computations of value will be made by The Northern Trust Company.



3.   Closing And Closing Date

     3.1 The transfer of each Transferor Fund's assets in exchange for the assumption by the corresponding Surviving Fund of the Transferor Fund's liabilities and the issuance of Surviving Fund Shares to the Transferor Fund, as described above, together with such related acts as are necessary

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          to consummate such transactions (the "Closing"), will occur at such place and at such date and time (the "Closing Time") as may be determined by the Board of Trustees or an authorized officer of the Trust.

     3.2 At the Closing the Trust, on behalf of the respective Funds, will deliver such bills of sale, checks, assignments, stock certificates, receipts or other documents as the Trust deems necessary or reasonable.

4.   Conditions

     Consummation of the Reorganizations is subject to the following conditions:

     4.1 This Plan and the transactions contemplated herein will be approved by the Trustees of the Trust and, if required by applicable law, by the requisite vote of a Transferor Fund's shareholders;

     4.2 Prior to the Closing Time, each Transferor Fund will declare a dividend, with a record date and ex-dividend date prior to the Closing Time, which, together with all previous dividends, will have the effect of distributing to its shareholders all of the Transferor Fund's investment company taxable income, if any, for the taxable periods or years ended on or before March 31, 2003 and for the subsequent period up to and including the Closing Time, and all of the Transferor Fund's net capital gain, if any, recognized in the taxable periods or years ended on or before March 31, 2003 and in the subsequent period up to and including the Closing Time.

     4.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the SEC and of state securities authorities) deemed necessary by the Trust to permit consummation, in all material respects, of the transactions contemplated hereby will be obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Trust, the Transferor Funds or the Surviving Funds, provided that the Trust may waive any of such conditions for itself or the respective Funds;

     4.4 At the Closing Time, the Trust, on behalf of the Transferor Funds, will have good and marketable title to the assets to be transferred to the Surviving Funds pursuant to paragraph 1.1, and will have full right, power and authority to sell, assign, transfer and deliver such assets hereunder. Upon delivery and in payment for such assets, the Trust on behalf of the Surviving Funds will acquire good and marketable title thereto subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933, as amended (the "1933 Act");

     4.5 The Trust will receive at or before the Closing Time an opinion of Drinker Biddle & Reath LLP satisfactory to the Trust, substantially to the effect that for federal income tax purposes:


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     4.5A. The transfer of all of the assets and liabilities of each Transferor
          Fund to the corresponding Surviving Fund in exchange for the issuance of Surviving Fund Shares to the Transferor Fund, followed by the distribution in liquidation by the Transferor Fund of such Surviving Fund Shares to the Transferor Fund shareholders in exchange for their Transferor Fund Shares and the termination of the Transferor Fund, will constitute a reorganization within the meaning of Section 368(a)(1)(C) or Section 368(a)(1)(D) of the Code, and the Transferor Fund and the Surviving Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

     4.5B. No gain or loss will be recognized by either Transferor Fund upon (i) the transfer of its assets to the corresponding Surviving Fund in exchange for the issuance of Surviving Fund Shares to the Transferor Fund and the assumption by the Surviving Fund of the Transferor Fund's liabilities, if any, and (ii) the distribution by the Transferor Fund of the Surviving Fund Shares to the Transferor Fund shareholders; 4.5C. No gain or loss will be recognized by either Surviving Fund upon its receipt of the corresponding Transferor Fund's assets in exchange for the issuance of Surviving Fund Shares to the Transferor Fund and the assumption by the Surviving Fund of the liabilities, if any, of the Transferor Fund;

     4.5D. The tax basis of the assets acquired by each Surviving Fund from the corresponding Transferor Fund will be, in each instance, the same as the tax basis of those assets in the Transferor Fund's hands immediately before the transfer;

     4.5E. The tax holding period of the assets of each Transferor Fund in the hands of the corresponding Surviving Fund will, in each instance, include the Transferor Fund's tax holding period for those assets;

     4.5F. Each Transferor Fund's shareholders will not recognize gain or loss upon the exchange of their Transferor Fund Shares for Surviving Fund Shares as part of the transaction;

     4.5G. The tax basis of the Surviving Fund Shares received by Transferor
          Fund shareholders in the transaction will be, for each Transferor Fund shareholder, the same as the tax basis of the Transferor Fund Shares surrendered in exchange therefor; and

     4.5H. The tax holding period of the Surviving Fund Shares received by Transferor Fund shareholders will include, for each Transferor Fund shareholder, the tax holding period for the Transferor Fund Shares surrendered in exchange therefor, provided that those Transferor Fund Shares were held as capital assets on the date of the exchange.

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     The Trust will make and provide representations with respect to the
Transferor Funds and the Surviving Funds that are reasonably necessary to enable Drinker Biddle & Reath LLP to deliver an opinion substantially as set forth in this paragraph 4.5, which opinion may address such other federal income tax consequences, if any, that Drinker Biddle & Reath LLP believes to be material to the Reorganizations.

5.   Status of Surviving Fund Shares

     Surviving Fund Shares issued in connection with the transactions contemplated herein will be duly and validly issued and outstanding and fully paid and non-assessable by the Trust.

6.   Expenses

     Except to the extent paid by a Fund's investment adviser (or an affiliate of such investment adviser), each Fund will bear all of its expenses in connection with carrying out this Plan, including the fees and disbursements of attorneys, auditors and custodians. The expenses of the Funds will include any federal and state stock transfer stamps required for the transfer of the Transferor Funds' securities to the Surviving Funds and for the transfer of Surviving Fund Shares to registered shareholders of the Transferor Funds in liquidation of the Transferor Funds.

7.   Termination

     This Plan may be terminated by the Board of Trustees, and the Funds may abandon the Reorganizations contemplated hereby, notwithstanding approval thereof by the shareholders of the Funds, at any time prior to the Closing, if circumstances develop that, in the Board's judgment, make proceeding with the Plan inadvisable.

8.   Amendment

     This Plan may be amended, modified or supplemented in such manner as may be determined by the Trustees; provided, however, that following the approval of this Plan by any Transferor Fund's shareholders, no such amendment may have the effect of changing the provisions for determining the number of Surviving Fund Shares to be paid to that Fund's shareholders under this Plan to the detriment of such Fund shareholders without their further approval. Without limiting the foregoing, in the event shareholder approval of this Plan and the transactions contemplated herein is not obtained with respect to one Fund, and if, as a result, the transactions contemplated by this Plan may be consummated with respect to one, but not both, of the Funds, the Board of Trustees of the Trust may, in the exercise of its sole and unilateral discretion, determine to either abandon this Plan with respect to both of the Funds or direct that the transactions described herein be consummated to the degree the Board deems advisable and to the degree such transactions may be lawfully effected.

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9.   Headings; Counterparts; Governing Law; Assignment; Survival; Waiver

     9.1 The article and paragraph headings contained in this Plan are for reference purposes only and do not affect in any way the meaning or interpretation of this Plan.

     9.2 This Plan will be governed by and construed in accordance with the laws of the State of Delaware.

     9.3 This Plan will be binding upon and inure to the benefit of the Funds and their respective successors and assigns. Nothing herein expressed or implied is intended or will be construed to confer upon or give any person, firm or corporation other than the Funds and their respective successors and assigns any rights or remedies under or by reason of this Plan.

     9.4 All persons dealing with the Trust, the Transferor Funds or the Surviving Funds must look solely to the property of the Trust, the Transferor Funds, or the Surviving Funds, respectively, for the enforcement of any claims against the Trust, the Transferor Funds or the Surviving Funds, as neither the Trustees, officers, agents nor shareholders of the Trust assume any personal liability for obligations entered into on behalf of the Trust, the Transferor Funds or the Surviving Funds. No series of the Trust will be responsible for any obligations assumed by or on behalf of any other series of the Trust under this Plan.

     9.5 The obligations set forth herein will not survive the Closing, except for the provisions of Section 1.6.

     9.6 The Trust, after consultation with counsel and by consent of its Board of Trustees, Executive Committee or any officer, may waive any condition to the obligations hereunder if, in their or such officer's judgment, such waiver will not have a material adverse effect on the interests of the shareholders of the Funds.

10.  Notices

     Any notice, report, statement or demand required or permitted by any provisions of this Plan will be in writing and will be given by prepaid telegraph, telecopy or certified mail addressed to the Trust at 50 South LaSalle Street, Chicago, Illinois 60675, Attention: Secretary.

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     IN WITNESS WHEREOF, the Trust has caused this Plan to be executed by a duly authorized officer.

                                      NORTHERN FUNDS, acting on behalf of its
                                      International Select Equity Fund


                                      By:  /s/Eric K. Schweitzer
                                           ---------------------
                                      Title: Eric K. Schweitzer, Vice President


                                      NORTHERN FUNDS, acting on behalf of its
                                      International Growth Equity Fund


                                      By:  /s/Lloyd A. Wennlund
                                           --------------------
                                      Title:  Lloyd A. Wennlund, President

                                      NORTHERN FUNDS, acting on behalf of its
                                      Global Communications Fund


                                      By:  /s/Eric K. Schweitzer
                                           ---------------------
                                      Title: Eric K. Schweitzer, Vice President

                                      NORTHERN FUNDS, acting on behalf of its
                                      Technology Fund


                                      By:  /s/Lloyd A. Wennlund
                                           --------------------
                                      Title:  Lloyd A. Wennlund, President